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                  MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of December, 2000.


BETWEEN:          C.H.M. CONSULTING INC., of
                  2060 Gisby Street,
                  West Vancouver, British Columbia, Canada

                  (hereinafter called "CHM Consulting")

                                                       OF THE FIRST PART

AND:              TUSCANY MINERALS, LTD., a company
                  incorporated under the laws of the
                  State of Nevada

                  (hereinafter called "Tuscany")      OF THE SECOND PART

WHEREAS:

A.    J. Stephen Barley is an employee of CHM Consulting ("Barley");

B.    Barley has geological, business and management expertise;

C. CHM Consulting maintains an office with administration services, including telephone and computer services;

D. Tuscany requires geological technical services, management services, office administration services, including telephone and computer services, and wishes CHM Consulting to provide same to Tuscany.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

1. CHM Consulting hereby agrees to provide the services of Barley as President of Tuscany to carry out management and direction of the business of the Company, including managing and supervising and coordinating any mineral exploration activities carried out by Tuscany (the "Management Services").

2. CHM Consulting hereby agrees to provide office administration services, including telephone and computer services, to Tuscany (the "Administrative Services").

3. In consideration of CHM Consulting providing all the Management Services and the Administrative Services to Tuscany, Tuscany agrees to pay to CHM Consulting a

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                               -2-

      consulting fee in the amount of
      $750.00 U.S. per month payable on the 1st day of each month (the "Consulting Fee").


4. In addition to the payment of the Consulting Fee, Tuscany agrees to reimburse CHM Consulting for any expenses directly attributable to performing its obligations to Tuscany pursuant to this Agreement.

5. It is agreed that the Management Services to be provided by Barley on behalf of CHM Consulting to Tuscany will account for approximately 15% of Barley's business time. The Consulting Fee will be increased in the event that Barley is required to spend more than 15% of his business time in providing the Management Services to an amount equal to fair market value of Barley's services.

6. This Agreement shall be for a term of one year and one month commencing December 1, 2000 and ending December 31, 2001.

7. No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

8.    Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


C.H.M. CONSULTING INC.
by its authorized signatory


/s/ J. Stephen Barley
---------------------------------
Signature of Authorized Signatory

J. STEPHEN BARLEY
---------------------------------
Name of Authorized Signatory


TUSCANY MINERALS, LTD.
by its authorized signatory


/s/ J. Stephen Barley
---------------------------------
Signature of Authorized Signatory

J. STEPHEN BARLEY
---------------------------------
Name of Authorized Signatory